SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2007

Winmark Corporation

(Exact Name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837

(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

                                                (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

The information set forth in Item 2.03 with respect to Winmark Corporation and its subsidiaries’ (collectively, the “Company”) amendment to its line of credit, together with the Fifth Amendment (“Amendment”) to its 364-Day Revolving Credit Agreement with LaSalle Bank National Association (as amended, the “Credit Facility”) attached hereto as Exhibit 10.1, are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

On November 12, 2007, the Company entered into the Amendment that, among other things, allows the Company to increase the Commitment under the Credit Facility from the initial amount of $25,000,000 to an amount that does not exceed $50,000,000, provided that certain conditions are met.  Any increase from the initial Commitment must be in minimum integral amounts of $5,000,000, and no single increase can exceed $25,000,000.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Fifth Amendment to Credit Agreement between Winmark Corporation, Winmark Capital Corporation, Wirth Business Credit, Inc., Grow Biz Games, Inc. and LaSalle Bank, N.A., dated November 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: November 13, 2007	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
Vice President and General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

Exhibit Number	Exhibit Description
10.1	Fifth Amendment to Credit Agreement between Winmark Corporation, Winmark Capital Corporation, Wirth Business Credit, Inc., Grow Biz Games, Inc. and LaSalle Bank, N.A., dated November 12, 2007.